Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on the post-effective amendment No. 5 to Form S-1 (File No. 333-230583) of our report dated March 5, 2021 relating to the financial statements of United States 12 Month Natural Gas Fund, LP (the “Fund”) as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, which appear in this Annual Report on Form 10-K of United States 12 Month Natural Gas Fund, LP for the year ended December 31, 2020.

/s/ Spicer Jeffries LLP

Denver, Colorado

March 5, 2021